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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                NOVEMBER 21, 2001
                Date of Report (Date of earliest event reported)



                             HA-LO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)




   DELAWARE                       001-13525                      36-3573412
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


  500 LAKE COOK ROAD, SUITE 350, DEERFIELD, ILLINOIS                   60015
      (Address of principal executive offices)                      (Zip Code)



        Registrant's telephone number, including area code (847) 600-3000



                5800 WEST TOUHY AVENUE, NILES, ILLINOIS   60714
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         HA-LO Industries, Inc., a Delaware corporation ("HALO"), announced today that it expects to restate its financial results for the last three fiscal years and that, accordingly, such financial statements and the accompanying auditors' reports should not be relied upon. The Company may also restate its first quarter 2001 Form 10-Q. The amounts of the restatements are preliminarily estimated to reduce pretax income by approximately $6.9 million for 1998 and increase pretax losses by approximately $2.7 million for 1999, $4.2 million for 2000 and $1.2 million for the first quarter of 2001. In its Annual Report on Form 10-K filed April 2, 2001, HALO reported pretax income from continuing operations of $33.7 million for 1998 and pretax losses from continuing operations of $29.2 million and $62.9 million for 1999 and 2000, respectively. In its Form 10-Q filed on May 14th, 2001, HALO reported a pretax loss from continuing operations of $36.2 million.

         The restatements are necessary to adjust accounts primarily at a non-core marketing services subsidiary. These adjustments, which were identified during the Company's internal financial review, relate principally to the recording of revenue. HALO noted that the amended results will not be filed with the Securities and Exchange Commission until a review by HALO and its independent auditors is completed, but was providing a preliminary estimate of the effect in order to keep all of its interested constituencies informed. There can be no assurances that the Company's preliminary estimate of the restatements will not differ materially from the amended results.

         A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         Exhibit Number             Description of Exhibit
         --------------             ----------------------
         99.1                       Press release, dated November 21, 2001




                                       -2-

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HA-LO INDUSTRIES, INC.


November 21, 2001                        By: /s/ Marc S. Simon
                                             -----------------------------------
                                             Marc S. Simon
                                             Chief Executive Officer & President




                                      -3-

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         Exhibit Index.

         Exhibit Number             Description of Exhibit
         --------------             ----------------------

         99.1                       Press release, dated November 21, 2001